UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 3, 2022

Bakkt Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39544	98-1550750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Avalon Boulevard, Suite 1000, Alpharetta, Georgia	30009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 534-5849

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BKKT	The New York Stock Exchange
Warrants to purchase Class A Common Stock	BKKT WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.
    On May 3, 2022, Bakkt Holdings, Inc. (the “Company”) entered into an Amended and Restated Exchange Agreement (the “A&R Exchange Agreement”) with Intercontinental Exchange Holdings, Inc. (“ICE”), funds controlled by Goldfinch Partners LLC, Bakkt Management, LLC, and the other parties named therein, which sets forth the terms and conditions relating to exchanges of outstanding shares of the Company’s Class V common stock and an equal number of common units (common units and such Class V common stock, together, “Paired Interests”) in Bakkt Opco Holdings, LLC (“Opco”) for shares of the Company’s Class A common stock. The A&R Exchange Agreement amended and restated the Company’s existing Exchange Agreement, which was adopted in connection with the closing of the Company’s business combination on October 15, 2021 (the “Closing”), in order to modify, among other things, the dates during a quarter that a holder of Paired Interests can make an exchange. Subject to certain limitations and conditions, other than for certain Permitted Exchange Events (as defined in the A&R Exchange Agreement), holders of Paired Interests may only request that the Company effect an exchange on (i) the last trading day of the second week of the first month of each quarter, (ii) the last trading day of the first month of each quarter, (iii) the third full trading day occurring after the Company publicly announces its results for a quarter, and (iv) the last trading day of the second month of each quarter. As remains the case under the A&R Exchange Agreement, the Company may, in lieu of delivering shares of its Class A common stock upon a requested exchange of Paired Interests, elect to pay an amount in cash calculated based on the volume weighted average price per share of Class A common stock over a five consecutive full trading day period preceding the request for exchange.
The foregoing description of the A&R Exchange Agreement is qualified by the full text of the agreement, which has been filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.
The Company has certain commercial and other relationships with certain of the counterparties to the A&R Exchange Agreement, including that: Sean Collins (a partner at Goldfinch Partners LLC) and David Clifton (an employee of an affiliate of ICE) serve on the Company’s board of directors; ICE or its affiliates has certain commercial relationships with the Company; and certain employees of the Company are members of Bakkt Management, LLC. For more information on the Company’s relationships with certain of the counterparties to the A&R Exchange Agreement, please see the section entitled “Related Person Transactions” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2022, which is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Exchange Agreement dated May 3, 2022 by and between Bakkt Holdings, Inc. and the other parties named therein.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: May 4, 2022

BAKKT HOLDINGS, INC.

By:	/s/ Marc D’Annunzio
	Name:	Marc D’Annunzio
	Title:	General Counsel and Secretary